Exhibit 99.2

DCB DELAWARE COUNTY BANK
The bank that works for you.

DCB Financial Corp
c/o Broadridge
PO Box 1342
Brentwood, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals **1, 2 and 3**.

	For	Against	Abstain
1. Merger Proposal. To adopt the Agreement and Plan of Merger, dated October 2, 2016, by and between First Commonwealth Financial Corporation, or First Commonwealth and DCB Financial Corp, or DCB Financial, pursuant to which DCB Financial will merge with and into First Commonwealth.	☐	☐	☐
2. Non-Binding Advisory Vote on Merger-Related Compensation. To approve, on a nonbinding advisory basis, the compensation that may be paid or become payable to the named executive officers of DCB Financial that is based on or otherwise relates to the completion of the merger.	☐	☐	☐
3. Adjournment. To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy, or at any adjournment or postponement of that special meeting, to approve and adopt the merger agreement.	☐	☐	☐

4. Other Matters. To transact such other matters as may properly come before the special meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | JOB # | Signature (Joint Owners) | Date

SHARES
CUSIP #
SEQUENCE #

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement/Prospectus are available at www.proxyvote.com .
Proxy For Special Meeting of DCB Financial Corp
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WHEREAS, Article II, Section 2 of the Company’s Amended and Restated Code of Regulations (the “Code of Regulations”) provides that the Board of Directors may call special meetings of shareholders.
NOW, THEREFORE, BE IT RESOLVED, that a special meeting of shareholders be held on , 2017 (the “Special Meeting”), at 3:00 p.m., local time, at Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035, or at such other place and time of day to be fixed by the President of the Company and designated in the proxy statement for the Special Meeting, and that the shareholders of record of the Company at the close of business on , 2017, be entitled to notice of and to vote at the Special Meeting.
FURTHER RESOLVED, that the President, Executive Vice President and Chief Financial Officer, or Treasurer of the Company (each such person, an “Authorized Officer”) be, and each of them hereby is, authorized and empowered to prepare and mail a proper notice of the Special Meeting and related proxy materials to all shareholders of record on the record date not less than ten days nor more than sixty days before the Special Meeting.
FURTHER RESOLVED, that the Company solicit proxies for the Special Meeting, and that J. Daniel Mohr and Ronald J. Seiffert be, and each of them hereby is, appointed as a proxy for management’s solicitation of shareholder votes at the Special Meeting.
FURTHER RESOLVED, that David Archibald and Jay Wolf, or either of them, be appointed to serve as inspectors of election at the Special Meeting.
You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE). The named proxy cannot vote unless you sign and returned this card or follow the applicable Internet or telephone voting procedures. Any shareholder executing a proxy has the right to revoke it by execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company: “FOR” Proposals 1, 2 and 3. All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges the receipt of the Notice and Proxy Statement/Prospectus.
Continued and to be signed on reverse side
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